EXHIBIT 99.2

Company Contact:

Investor Relations

(609) 495-2805

Email: IR@ablelabs.com
Company Contact:

Investor Relations

(609) 495-2805

Email: IR@ablelabs.com

Able Laboratories, Inc. Announces New Annual Meeting Date

Cranbury, NJ, June 10, 2005 – Able Laboratories, Inc. (NASDAQ: ABRX) announced today that it will postpone its scheduled 2005 annual meeting of stockholders to a later time and place.  The adjournment of the meeting will be held at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, MA 02210, at 9:00 a.m. on July 8, 2005.

Able decided to adjourn the meeting to a later date in order to permit further communications with stockholders prior to the meeting and to enable management to continue to focus on the Company’s ongoing efforts to address current operating issues as announced in Able’s recent press releases.

Further information on Able may be found on the Company’s web site, www.ablelabs.com.

Except for historical facts, the statements in this news release, as well as oral statements or other written statements made or to be made by Able Laboratories, Inc., are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. For example, statements about the Company’s workforce reduction, its future operations and ability to resume manufacturing operations, its ability to meet all applicable federal, state and local regulatory requirements and the effect of any failure to do so, its ability to formulate and bring to market its drug products under development, its ability to file for and obtain and maintain U.S. FDA approvals for future products and the availability of sufficient capital, are forward-looking statements. Forward-looking statements are merely the Company’s current predictions of future events, the statements are inherently uncertain, and actual results could differ materially from the statements made herein. There is no assurance as to when, or if, the Company will be able to recommence manufacturing operations and ship new products or that its ANDA filings and approvals will be completed and obtained. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10–K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Company assumes no obligation to update its forward-looking statements to reflect new information and developments.